UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PENINSULA ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PENINSULA ACQUISITION CORPORATION

2255 Glades Road, Suite 324A,

Boca Raton, Florida 33431

NOTICE OF CONSENT SOLICITATION

December 2, 2019

To Our Stockholders:

Notice is hereby given to stockholders of Peninsula Acquisition Corporation., a Delaware corporation (the “Company”), that we are seeking the written consents of stockholders holding a majority of our issued and outstanding shares of common stock, par value $0.0001 per share, as of November 21, 2019 (the “Record Date”), acting in lieu of a meeting, to authorize and approve the following proposal (the “Proposal”):

To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 750,000,000 (the “Authorized Share Increase”).

On November 21, 2019, the Board of Directors approved the Authorized Share Increase and determined to solicit the required votes of the stockholders of the Company entitled to vote thereon. Only stockholders of record at the close of business on the Record Date are entitled to consent to the Proposal.

The Board of Directors recommends that you consent to the approval of the proposed amendment to the Certificate of Incorporation. Although the Board of Directors approved the Authorized Share Increase on November 21, 2019, the Authorized Share Increase must also be approved by a majority of our outstanding shares of common stock as of the Record Date. As a result, the Authorized Share Increase will be approved when we have received consents to the approval of the Authorized Share Increase from stockholders representing a majority of the shares of common stock outstanding on the Record Date.

This Notice of Consent Solicitation is being issued by the Company and is intended to be dispatched on or about December 2, 2019 to all of the holders of common stock as of the Record Date. We are not holding a meeting of stockholders in connection with the Proposal. The Consent Solicitation Statement on the following pages further describes the matter presented to stockholders for consent.

The Board requests that you sign, date and return the Consent included as Appendix A to the Consent Solicitation Statement in the enclosed envelope (or by facsimile or via the internet) as soon as possible.

Sincerely,

PENINSULA ACQUISITION CORPORATION

/s/ Ian Jacobs
Ian Jacobs
Chief Executive Officer

December 2, 2019

PENINSULA ACQUISITION CORPORATION

2255 Glades Road, Suite 324A,

Boca Raton, Florida 33431

CONSENT SOLICITATION STATEMENT

The Board of Directors (the “Board”) of Peninsula Acquisition Corporation (the “Company,” “we,” “us” and “our”) is requesting the approval, by written consent in lieu of a meeting (each, a “Consent”), of the following proposal (the “Proposal”):

●	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 750,000,000 (the “Authorized Share Increase”).

On November 21, 2019, the Board approved the Authorized Share Increase and corresponding amendment to our Certificate of Incorporation referenced in the Proposal and determined to solicit the required votes of the stockholders of the Company entitled to vote thereon. Only stockholders of record at the close of business on November 21, 2019 (the “Record Date”) are entitled to consent to the Proposal.

Subsequent to the effectiveness of the Authorized Share Increase, we intend to consummate a business combination with a private company or reverse takeover transaction or other transaction after which we would cease to be a shell company. To date, our management has had discussions with a privately held company (the “Potential Target”) regarding a merger, whereby our wholly owned subsidiary would merge with and into the Potential Target, with the Potential Target continuing as the surviving entity and as our wholly owned subsidiary; however, at this time we are not a party to any binding agreements with respect to such a business combination and there are no assurances that we will be able to complete a business combination. Management previously had discussions with Sagimet Biosciences Inc., formerly known as 3-V Biosciences, Inc., regarding a similar transaction; however, such transaction was not consummated.

In connection with a business combination, we plan to issue shares of our equity securities in exchange for ownership of a private company. Management is undertaking the Authorized Share Increase in an attempt to make the Company a more attractive merger candidate by making its authorized shares more in line with what management deems to be market expectations.

With respect to the Proposal, it is important to understand that we are not required to seek, nor are we seeking, stockholder approval of a business combination. Rather, we are only seeking approval to effect the Authorized Share Increase prior to a business combination.

This solicitation is being made primarily by mail. However, we may also use our officers, directors and employees (without providing them with additional compensation) to solicit Consents from stockholders in person or by telephone, email, facsimile or letter. Distribution of this consent solicitation statement and the Consents is scheduled to begin on or about December 2, 2019.

We are not holding a meeting of stockholders in connection with the Proposal described herein. This Consent Solicitation Statement describes the matter that is presented to stockholders for approval. Approval of the Proposal requires receipt of affirmative Consents from the holders of a majority of our shares of common stock outstanding as of the Record Date. There are no rights of appraisal or similar rights of dissenters with respect to the Proposal.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our consent solicitation materials, consisting of the Notice of Consent Solicitation, this Consent Solicitation Statement, and the Consent by sending you this full set of materials.

To be counted toward approval of the Proposal, your Consent must be received within 60 days from the date of the earliest dated and delivered Consent(s). Under the Delaware General Corporation Law (“DGCL”), the failure to timely deliver a Consent will have the same effect as a vote against the Proposal.

The Board requests that you sign, date and return the Consent included as Appendix A to this Consent Solicitation Statement in the enclosed envelope (or submit your consent by facsimile or via the internet) as soon as possible. A form of the Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to be filed with the Delaware Secretary of State to implement the Authorized Share Increase is included as Appendix B.

You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposal. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. Any such revocation should be sent to us at 2255 Glades Road, Suite 324A, Boca Raton, Florida 33431.

Our sole officer and our directors hold enough shares that they may provide sufficient Consents to approve the Proposal, although there has been no formal agreement with respect thereto. As of the Record Date, 100% of our outstanding shares of common stock are believed to be controlled and beneficially owned by our sole officer and our directors.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

The following questions and answers are intended to respond to questions frequently asked by the holders of our common stock concerning the actions approved by our Board of Directors. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its appendices and the documents incorporated by reference herein.

Q:	Why did I receive this Consent Solicitation Statement?

A:	The Board of Directors is soliciting your Consent to the Proposal because you owned shares of our common stock at the close of business on November 21, 2019, the record date for the consent solicitation, and, therefore, are entitled to notice of the consent solicitation and may Consent to the Proposal.

Q:	Who is entitled to consent to the Proposal?

A:	All holders of our common stock as of the Record Date. As of November 21, 2019, there were 2,307,699 shares of our common stock issued and outstanding.

Q:	What am I being asked to consent to?

A:	You are being asked to consent to the following Proposal:

●	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 750,000,000 (the “Authorized Share Increase”).

The receipt of sufficient Consents to approve the Proposal will authorize our Board of Directors, in its sole discretion, to file a Certificate of Amendment with the Secretary of the State of Delaware, which would effectuate the Authorized Share Increase.

Q:	What is the Board’s recommendation?

A:	The Board recommends that all stockholders provide their Consent in support of the Proposal.

Q:	What is the purpose of the Authorized Share Increase?

A:	The primary purpose of the Authorized Share Increase is to make the Company a more attractive merger candidate by making its authorized shares more in line with what management deems to be market expectations.

Completing a business combination is NOT a condition or requirement for effecting the Authorized Share Increase. Even if the requisite number of stockholder Consents are received to approve the Proposal, our Board will have complete discretion as to whether or not to consummate the Authorized Share Increase.

The proposed Certificate of Amendment to effectuate the Authorized Share Increase is discussed in detail below under the heading “Proposal.” The full text of the proposed Certificate of Amendment is included as Appendix B to this Consent Solicitation Statement.

Q:	When would the Authorized Share Increase become effective?

A:	The consummation of the Authorized Share Increase will be subject to a final decision by our Board of Directors. In the event that our Board of Directors determines, in its sole discretion, to effectuate the Authorized Share Increase, we will file the Certificate of Amendment with the Delaware Secretary of State, which will cause the Authorized Share Increase to become effective as of the date of filing.

Q:	What happens if the Proposal does not receive Consents from a majority of our stockholders?

A:	If the Proposal does not receive Consents from a majority of our stockholders, then we will be unable to effect the Authorized Share Increase.

Q:	Will there be a meeting of stockholders to consider the Proposal?

A:	No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Certificate of Incorporation and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if consents in writing, setting forth the action so taken, are given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Q:	What vote is required to approve the Proposal?

A:	The Proposal must receive Consents from holders of at least a majority of the issued and outstanding shares of our common stock on the Record Date, which represents 1,153,850 shares.

Q:	How do I provide my Consent?

A:	If you are a stockholder of record, you may provide your Consent to the Proposal by signing and dating the enclosed Consent and mailing it to us in the enclosed envelope or via facsimile transmission at the number identified on the Consent.

Q:	Can I vote against the Proposal?

A:	We are not holding a meeting of our stockholders, so there will be no FOR or AGAINST vote. However, because the Proposal requires the affirmative Consents of the holders of a majority of our outstanding common stock, simply not delivering an executed Consent in favor of the Proposal will have the same effect as a vote AGAINST the Proposal if it were being considered at a meeting of stockholders. In the event you want to withhold your Consent or abstain, then you may indicate such action on your Consent and such action will count as a vote AGAINST the Proposal.

Q:	Can I revoke my Consent after I have delivered it?

A:	If you are a stockholder of record, then you may revoke your Consent at any time prior to the time that we receive a sufficient number of Consents to approve the Proposal. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at 2255 Glades Road, Suite 324A, Boca Raton, Florida 33431.

Q:	By what date does the Company need to receive a sufficient number of Consents?

A:	Under Section 228(c) of the DGCL, the Consents will remain in effect until a sufficient number of Consents are received by us to take the actions proposed herein. However, such Consents will not remain effective if Consents of at least a majority of the issued and outstanding shares of our common stock on the Record Date are not received within 60 days of the earliest dated Consent delivered.

Q:	Is my Consent confidential?

A:	All Consents and all tabulations that identify an individual stockholder are confidential. Your Consent will not be disclosed except to allow tabulation of the shares covered by valid Consents and to meet applicable legal requirements.

PROPOSAL - APPROVAL OF AUTHORIZED SHARE INCREASE

Our Board has approved the Authorized Share Increase whereby the number of authorized shares of common stock will be increased from 50,000,000 to 750,000,000. Provided that we receive stockholder approval of the Proposal, the Authorized Share Increase would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment will be determined by the Board, in its sole discretion, based upon its evaluation of when such action will be advantageous to the Company and our stockholders.

The principal effect of the Authorized Share Increase will be to increase the number of shares of common stock the Company is authorized to issue. At the time of the approval of the Authorized Share Increase by the Board on November 21, 2019, we had 2,307,699 shares of common stock outstanding and 47,692,301 shares of common stock authorized but unissued. Upon effectiveness of the Authorized Share Increase, the number of shares of common stock authorized but unissued will increase to 747,692,301 shares of common stock. The respective relative voting rights and other rights that accompany the common stock will not be altered by the Authorized Share Increase, and the common stock will continue to have a par value of $0.0001 per share. In addition, there will be no change to the amount of shares of preferred stock that the Company is authorized to issue.

Reasons for the Authorized Share Increase

In connection with a business combination, we plan to issue shares of our equity securities in exchange for ownership of a private company. Management is undertaking the Authorized Share Increase in an attempt to make the Company a more attractive merger candidate by making its authorized shares more in line with what management deems to be market expectations.

Equity Raises; Anti-Takeover Effects

There may be certain disadvantages suffered by stockholders as a result of the Authorized Share Increase. These disadvantages include an increase in the number of authorized and unissued shares. The increase in authorized but unissued shares may result in an increase in potential dilution in the future.

Management is not recommending the Authorized Share Increase in an attempt to prevent third parties from obtaining control of our company.

The Board believes that the consummation of the Authorized Share Increase and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Authorized Share Increase, any change in our status as a reporting company for federal securities law purposes.

No Rights of Appraisal

Under applicable Delaware corporation law, our non-consenting stockholders are not entitled to appraisal rights with respect to the Authorized Share Increase, and we will not independently provide our stockholders with any such right.

Required Consent

The Consents of the holders of a majority of the outstanding shares of our common stock as of the Record Date are required to approve the Authorized Share Increase.

Effective Time of the Authorized Share Increase

If stockholder approval is obtained, the exact timing of the filing of the Certificate of Amendment will be determined by the Board, in its sole discretion, based upon its evaluation of when such action will be advantageous to the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a Consent for the approval of the Authorized Share Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this filing, the number of shares of common stock owned of record and beneficially by the Company’s directors and officers and each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock, if any.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Mark Tompkins(1) Apt. 1, Via Guidino 23, 6900 Lugano Paradiso, Switzerland	2,157,699	93.5%

Ian Jacobs(2) 2255 Glades Road, Suite 324A, Boca Raton, FL 33431	150,000	6.5%

All Directors and Officers as a Group (2 individuals)	2,307,699	100%

(1)	Mark Tompkins serves as a director of the Company.
(2)	Ian Jacobs serves as President, Secretary, Chief Executive Officer, Chief Financial Officer and a director of the Company.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director or executive officer or any associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Authorized Share Increase that is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested that the Company include any proposal in this Consent Solicitation Statement.

EXPENSE OF CONSENT SOLICITATION STATEMENT

The expenses of mailing this Consent Solicitation Statement will be borne by us, including expenses in connection with the preparation and mailing of this Consent Solicitation Statement and all documents that now accompany or may hereafter supplement it. Additional copies of this Consent Solicitation Statement may be obtained at no charge by writing to us at: Peninsula Acquisition Corporation, 2255 Glades Road, Suite 324A, Boca Raton, Florida 33431.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, a single copy of this Consent Solicitation Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of such stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Consent Solicitation Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials, to any security holder at a shared address to which a single copy of this Consent Solicitation Statement was delivered, or deliver a single copy of this Consent Solicitation Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our Secretary Peninsula Acquisition Corporation, 2255 Glades Road, Suite 324A, Boca Raton, Florida 33431.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual, quarterly and current reports, registration statements and other documents with the SEC. These filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

APPENDIX A

PENINSULA ACQUISITION CORPORATION

2255 Glades Road, Suite 324A,

Boca Raton, Florida 33431

CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

This consent must be returned by January 31, 2020

This consent is solicited on behalf of the Board of Directors. Please mark your vote in blue or black ink as shown here. ☒

Please mark, sign, date and return the consent promptly by electronic mail (in PDF), by facsimile or by mail to:

2255 Glades Road, Suite 324A,

Boca Raton, Florida 33431

The undersigned stockholder of Peninsula Acquisition Corporation, a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, and in lieu of a special meeting of the Company’s stockholders, hereby acts as follows on the proposal set forth below:

1.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 750,000,000 (the “Authorized Share Increase”). 1.

CONSENT	WITHHOLD CONSENT	ABSTAIN
☐	☐	☐

The stockholders’ approval of the Authorized Share Increase and corresponding amendment pursuant to this consent will be effective when sufficient consents are received by the Company to approve the proposed amendment to the Company’s certificate of incorporation. This consent may not be revoked after such effectiveness.

Print Name of Stockholder:

Signature of Stockholder:	Date:

Print Name of Stockholder:

Signature of Stockholder:	Date:

Note:	Please sign exactly as your name(s) appears on this consent. When shares are held jointly, each holder should sign. When signing as executor administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

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APPENDIX B

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

PENINSULA ACQUISITION CORPORATION

(Pursuant to Section 228 and Section 242 of the

General Corporation Law of the State of Delaware)

Peninsula Acquisition Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify that:

1. The board of directors of the Corporation duly adopted resolutions declaring advisable the following amendment to the Certificate of Incorporation of the Corporation and that this amendment was submitted to the stockholders of the Corporation for approval.

2. Article 5, first sentence is amended as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 755,000,000 shares. These shares shall be divided into two classes with 750,000,000 shares designated as common stock at $0.0001 par value (the “Common Stock”) and 5,000,000 shares designated as preferred stock at $0.0001 par value (the “Preferred Stock”).

3. The Corporation’s stockholders approved the aforesaid amendment by written consent in accordance with the provisions of Section 228 of the DGCL.

4. The foregoing amendment was duly adopted in accordance with the provisions of Section 228 and Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation as of this ___ day of [●], 2019.

PENINSULA ACQUISITION CORPORATION

By:
Name:	Ian Jacobs
Title:	Chief Executive Officer

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